SEARCHLIGHT MINERALS CORP. EXERCISES OPTION TO ACQUIRE 100%
OF CLARKDALE SLAG PROJECT

HENDERSON, Nevada (January 9, 2007) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”) announced today that, pursuant to a previously announced Option Agreement with Verde River Iron Company, LLC (“VRIC”) dated November 22, 2006, it has exercised its option to acquire all of the outstanding shares of Transylvania International, Inc. (“TI”), a wholly-owned subsidiary of VRIC that has title to the property underlying the Company’s Clarkdale Slag Project. Completion of the acquisition is subject to the terms and conditions of the Option Agreement including receipt by the Company of the financial statements required under applicable securities rules, the consummation of the acquisition in accordance with applicable tax laws and the Company’s ability to obtain additional financing to fund the acquisition. The Company expects the acquisition to close on or before February 15, 2007.

If completed, the acquisition will provide Searchlight with a 100% ownership in the Clarkdale Slag Project. Searchlight presently has a joint venture with VRIC pursuant to which the Company can earn up to a 50% interest in the Clarkdale Slag Project. The Company is seeking to recover precious and base metals through the reprocessing of slag material from a slag pile located in Clarkdale, Arizona (the “Clarkdale Slag Project”).

Additional details of the Option Agreement were provided in a news release issued by the Company, and Form 8-K filing with the SEC on November 28, 2006.

“The exercise of our Option with Verde River Iron Company, LLC represents an important step towards the Company’s goal of owning 100% of the Clarkdale Slag Project,” stated Ian McNeil, President and Chief Executive Officer of Searchlight Minerals Corp., “Upon completion of the acquisition, we intend to proceed with a program to bring the project into production on a timely basis.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a dynamic mineral exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, which seeks to recover precious and base metals from the reprocessing of slag material produced from the smelting of copper ores from former mines in the Jerome, Arizona area; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. For further details,

please visit the Company's website at www.searchlightminerals.com or contact the Investors Relations Department at:

Ph: (702) 939-5247
Fax: (702) 939-5249
email: ir@searchlightminerals.com

Forward-Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with US securities regulators. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, dependence on joint venture partners and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.